UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 4, 2009

AMCORE FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-13393	36-3183870
(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Street, Rockford, Illinois	61104
(Address of Principal Executive Offices)	(Zip Code)

(815) 968-2241

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 4, 2009, AMCORE Bank, N.A. (the “Bank”, a wholly-owned subsidiary of AMCORE Financial, Inc. (the “Company”)) executed a Release Agreement (the “Agreement”) with Richard E. Stiles. Mr. Stiles is a former Executive Vice President of the Bank whose position was eliminated as part of the corporate restructuring that occurred in April 2009. A copy of the Agreement is attached as Exhibit 10.1 and is hereby incorporated by reference. The payments that Mr. Stiles is entitled to receive under the Agreement are in accordance with the Company’s nondiscriminatory severance plan applicable to all eligible employees of the Company and its subsidiaries. The Agreement provides for a severance payment of approximately $26,925.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Release Agreement, dated August 4, 2009 between AMCORE Bank, N.A. and Richard E. Stiles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 6, 2009	AMCORE Financial, Inc.
(Registrant)

/s/ Judith Carré Sutfin
Judith Carré Sutfin
(Duly authorized officer of the registrant
and principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Release Agreement, dated August 4, 2009 between AMCORE Bank, N.A. and Richard E. Stiles.